LICENSE AGREEMENT OF NEW YORK COSMOS GAMES #SCA/CSC-Cavalcade


Agreement made and entered on this 21st day of December, 2000 bya nd between Soccer Camps of America, Inc. (SCA) and Cosmos Soccer Club, Inc.(CSC), New York Corporations, with offices at 89 Main Street Tappan, New York 10983 (together, licensor) and Cavalcade of Sports, a California company, with offices at 12868 Via Latina Del Mar, California 92014 (licensee).

Licensor and Licensee agree to a non-exclusive license for the license period, media, language, territory and upon the terms and conditions set forth below:

Product:

200 hours of New York Cosmos games from 1976-1980 to be determined by licensor

License Period:

3 Years:  Beginning January 1, 2001 and ending December 31, 2003 (non-exclusive)

License Media:

Satellite Broadcast & Cable. Satellite footprint limited to United States of America with no or negligble spillover.

Runs:

Three

Licensed Territory:

United States of America

Language:

The material licensed to licensee is in 3/4" format. Licensee agrees to convertt all licensed material to digital beta NTSC masters not later than six
(6) months after the date hereof, which masters shall be the sole property of licensor and shall be retained by Audio Plus Video International (APVI) for licensor's sole account. All tapes to be furnished to licensee hereunder shall be duplicated from such masters. Licensee agrees to do all digital mastering at the premises of APVI in Northvale, NJ where the tapes are stored. However, no tapes are to be released for digital mastering unless a laboratory access letter has been signed by CSC and the laboratory (APVI).

License Fee:

$200,000 (two hundred thousand dollars); ($150,000 USD cash and $50,000 in stock options which shall be governed by a mutually acceptable stock option agreement to be executed not later than concurrently with the execution hereof.

Production, Shipping
     & Insurance Costs:

All production, shipping and insurance costs are to be paid by licensee.

Terms of Payments:

Non-refundable down payment of $27,000 (twenty-seven thousand dollars) to be made upon signature of the contract of which sum $20,250 to be in cash and $6,750 to be in stock options. The $27,000 down payment will be applied as payment for the first 27 hours of game footage. Before any additional hours are released $750 (USD cash) + $250 (stock option) per hour must be received before the laboratory access letter is signed for those hours.

Method of Payments:

Cash or certified check; stock options pursuant to the searate stock option agreement.

Payment Instructions:

All payments to be made payable to Cosmos Soccer Club, Inc.

Additional Provisions:

Licensee agrees to give licensor one minute of airtime free per broadcast on their channel to sell licensor products. This one minute can be broken down into two 30 second segments or four 15 second segments as licensor dtermines. Licensor has the right to terminate this agreement. In the event that licensor terminates this agreement for cause, then, as and for partial liquidated damages, licensor shall be entitled to retain any and all payments (including stock options) and shall nevertheless be entitled to such remedies as may be available to it, which remedies are expressly reserved and not waived. If such termination is not for cause then licensor shall return to licensee any and all unearned payments (including stock options) excluding the non-refundable $27,000 payment provided for above in the paragraph entitled Terms of Payments. Payment for eash hour shall be deemed earned upon delivery to licensee by APVI of the broadcast tape for such hour. Notwithstanding any termination by licensor, whether for cause or not for cause, licensor shall be entitled to retain,k at no cost to it, all digital beta NTSC masters referred to above in the paragraph entitled Materials.

This agreement may not be sub-licensed or assigned without the prior written consent of licensor. Materials may not be edited or altered in any respect without licensor's prior written consent, which it has no obligation to give. Substitution of voice track is permitted, but cannot in any way be derogatory of the teams, league, players or other personnel. All music licenses and permissions are the sole responsibility of licensee. Advertisements, announcements, pre-game, half-time and post game editing is permitted. At the end of term, or on sooner termination, any copies made for licensee's use must be returned to licensor (at licensee's costs) or they can be destroyed by providing licensor with an affidavit of destruction. the copyright notice on each tape is not to be changed or altered. If a particular tape does not have a copyright notice, then licensee must insert a notice in the form specified by licensor, should read as follows: (C) 19[year date - to be furnished by licensor] Cosmos Soccer Club, Inc. All Rights Reserved.


SOCCER CAMPS OF AMERICA INC.

By /s/ G. Peppe Pinton
   ----------------------
     G. Peppe Pinton
(Authorized Signature)

COSMOS SOCCER CLUB, INC.


By /s/ G. Peppe Pinton
   ----------------------
     G. Peppe Pinton
(Authorized Signature)

CAVALCADE OF SPORTS


By /s/ Ed Litwak
   ----------------------
     Ed Litwak
(Authorized Signature)